                                                                     Exhibit 4.2

                       GENESIS MICROCHIP INCORPORATED

                     2000 NONSTATUTORY STOCK OPTION PLAN

    1.  Purposes of the Plan. The purposes of this Nonstatutory Stock Option
        --------------------
Plan are:

        . to attract and retain the best available personnel for positions of substantial responsibility,

        .  to provide additional incentive to Employees and Consultants, and

        .  to promote the success of the Company's business.

        Options granted under the Plan will be Nonstatutory Stock Options.

    2.  Definitions.  As used herein, the following definitions shall apply:
        -----------

        (a)  "Administrator" means the Board or any of its Committees as shall
              -------------
be administering the Plan, in accordance with Section 4 of the Plan.

        (b)  "Applicable Laws" means the requirements relating to the
              ---------------
administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

        (c)  "Board" means the Board of Directors of the Company.
              -----

        (d)  "Code" means the Internal Revenue Code of 1986, as amended.
              ----

        (e)  "Committee"  means a committee of Directors appointed by the Board
              ---------
in accordance with Section 4 of the Plan.

        (f)  "Common Stock" means the Common Stock of the Company.
              ------------

        (g)  "Company" means Genesis Microchip Incorporated.
              -------

        (h)  "Consultant" means any person, including an advisor, engaged by
              ----------
the Company or a Parent or Subsidiary to render services to such entity.

        (i)  "Director" means a member of the Board.
              --------
        (j)  "Disability" means total and permanent disability as defined in
              ----------
Section 22(e)(3) of the Code.

        (k)  "Employee" means any person, including Officers, employed by the
              --------
Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l)  "Exchange Act" means the Securities Exchange Act of 1934, as
              ------------
amended.

        (m)  "Fair Market Value" means, as of any date, the value of Common
              -----------------
Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n)  "Notice of Grant" means a written or electronic notice evidencing
              ---------------
certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

        (o)  "Option" means a nonstatutory stock option granted pursuant to
              ------
the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p)  "Option Agreement" means an agreement between the Company and an
              ----------------
Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (q)  "Optioned Stock" means the Common Stock subject to an Option.
              --------------

        (r)  "Optionee" means the holder of an outstanding Option granted
              --------
under the Plan.

        (s)  "Parent" means a "parent corporation," whether now or hereafter
              ------
existing, as defined in Section 424(e) of the Code.

        (t)  "Plan" means this 2000 Nonstatutory Stock Option Plan.
              ----

        (u)  "Service Provider" means an Employee, Consultant or Director.
              ----------------

        (v)  "Share" means a share of the Common Stock, as adjusted in
              -----
accordance with Section 12 of the Plan.

        (w)  "Subsidiary" means a "subsidiary corporation," whether now or
              ----------
hereafter existing, as defined in Section 424(f) of the Code.

    3.  Stock Subject to the Plan. Subject to the provisions of Section 12 of
        -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million five hundred thousand (1,500,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

    4.  Administration of the Plan.
        --------------------------

        (a)  Administration. The Plan shall be administered by (i) the Board
             --------------
or (ii) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

        (b)  Powers of the Administrator. Subject to the provisions of the
             ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

             (i)    to determine the Fair Market Value of the Common Stock;

             (ii) to select the Service Providers to whom Options may be granted hereunder;

             (iii) to determine whether and to what extent Options are granted hereunder;

             (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

             (v) to approve forms of agreement for use under the Plan, including the ability to approve forms of agreement allowing for early exercise of stock options prior to vesting, subject to the Optionee entering into a form of restricted stock purchase agreement;

             (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan ;

             (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

             (ix) to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

             (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

             (xi) to determine the terms and restrictions applicable to Options;

             (xii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld (but not more than the amount required to be withheld). The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

             (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c)  Effect of Administrator's Decision.  The Administrator's decisions,
             ----------------------------------
determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

    5.  Eligibility.  Options may be granted to Service Providers.
        -----------

    6.  Limitation. Neither the Plan nor any Option shall confer upon an
        ----------
Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

    7.  Term of Plan.  The Plan shall become effective upon its adoption by the
        ------------
Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.

    8.  Term of Option.  The term of each Option shall be stated in the Option
        --------------
Agreement.

    9.  Option Exercise Price and Consideration.
        ---------------------------------------

        (a)  Exercise Price. The per share exercise price for the Shares to be
             --------------
issued pursuant to exercise of an Option shall be determined by the Administrator.

        (b)  Waiting Period and Exercise Dates. At the time an Option is
             ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c)  Form of Consideration. The Administrator shall determine the
             ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

             (i)    cash;

             (ii)   check;

             (iii)  promissory note;

             (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

             (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

             (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

             (vii)  any combination of the foregoing methods of payment.

    10.  Exercise of Option.
         ------------------

        (a)  Procedure for Exercise; Rights as a Shareholder. Any Option granted
             -----------------------------------------------
hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b)  Termination of Relationship as a Service Provider. If an Optionee
             -------------------------------------------------
ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c)  Disability of Optionee. If an Optionee ceases to be a Service
             ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d)  Death of Optionee. If an Optionee dies while a Service Provider,
             -----------------
the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    11. Transferability of Options. During the lifetime of the Optionee, an
        --------------------------
Option shall be exercisable only by the Optionee or the Optionee's guardian, legal representative or permitted transferees. Except as specified below, no Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. At the sole discretion of the Administrator, and subject to such terms and conditions as the Administrator deems advisable, the Administrator may allow, by means of a writing to the Optionee, for all or part of an Option to be assigned or transferred, during an Optionee's lifetime, to a member of the Optionee's immediate family or to a trust, LLC or partnership for the benefit of any one or more members of such Optionee's immediate family. "Immediate family" as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 11, and there shall be no further assignation or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.

    12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
        ----------------------------------------------------------------------
Sale or Corporate Reorganization.
--------------------------------

        (a)  Changes in Capitalization.  Subject to any required action by the
             -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        (b)  Dissolution or Liquidation. In the event of the proposed
             --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

        (c)  Merger, Asset Sale or Corporate Reorganization. In the event of:
             ----------------------------------------------
(1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged (other than pursuant to a transaction effected solely for the purpose of changing the situs of the Company's incorporation, e.g. from California to Delaware), then to the extent permitted by applicable law the Options and any restricted stock subject thereto shall become 100% vested and exercisable for a period of at least 10 days prior to the closing of such transaction, and such Options shall be terminated if not exercised prior to the closing of such transaction.

    13. Date of Grant. The date of grant of an Option shall be, for all
        -------------
purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    14. Amendment and Termination of the Plan.
        -------------------------------------

        (a)  Amendment and Termination. The Board may at any time amend,
             -------------------------
alter, suspend or terminate the Plan.

        (b)  Effect of Amendment or Termination. No amendment, alteration,
             ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

    15. Conditions Upon Issuance of Shares.
        ----------------------------------

        (a)  Legal Compliance. Shares shall not be issued pursuant to the
             ----------------
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)  Investment Representations. As a condition to the exercise of an
             --------------------------
Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    16. Inability to Obtain Authority.  The inability of the Company to obtain
        -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    17. Reservation of Shares. The Company, during the term of this Plan, will
        ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan

                       GENESIS MICROCHIP INCORPORATED

                     2000 NONSTATUTORY STOCK OPTION PLAN

                           STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

     [Optionee's Name and Address]

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number                       _________________________________

     Date of Grant                      _________________________________

     Vesting Commencement Date          _________________________________

     Exercise Price per Share           $________________________________

     Total Number of Shares Granted     _________________________________

     Total Exercise Price               $________________________________

     Type of Option:                    Nonstatutory Stock Option

     Term/Expiration Date:              _________________________________

     Vesting Schedule:
     ----------------

     Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the following schedule:

     25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48th of the Shares subject to the Option shall vest each full month thereafter, so as to be 100% vested and on the fourth anniversary of the Vesting Commencement Date, subject to Optionee remaining a Service Provider on such vesting dates.

     Termination Period:
     ------------------

     This Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for twelve months following Optionee's termination as a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT
     ---------

     1.  Grant of Option. The Plan Administrator of the Company hereby grants
         ---------------
to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     2.  Exercise of Option.
         ------------------

         (a)  Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

         (b)  Method of Exercise. This Option is exercisable by delivery of an
              ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to Stock Option Administration. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

         No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.  Method of Payment. Payment of the aggregate Exercise Price shall be
         -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

         (a)  cash;

         (b)  check;

         (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

         (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4.  Non-Transferability of Option. This Option may not be transferred in
         -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.  Term of Option. This Option may be exercised only within the term set
         --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6.  Tax Consequences. Some of the federal tax consequences relating to
         ----------------
this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         (a)  Exercising the Option. The Optionee may incur regular federal
              ---------------------
income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

         (b)  Disposition of Shares. If the Optionee holds NSO Shares for at
              ---------------------
least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     7.  Entire Agreement; Governing Law. The Plan is incorporated herein by
         -------------------------------
reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

     8.  NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES
         ---------------------------------
THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                            GENESIS MICROCHIP INCORPORATED


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Signature                           By

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Print Name                          Title

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Residence Address

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                                  EXHIBIT A
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                       GENESIS MICROCHIP INCORPORATED

                     2000 NONSTATUTORY STOCK OPTION PLAN

                               EXERCISE NOTICE


Genesis Microchip Incorporated
Attention:  Stock Option Administration
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     1. Exercise of Option.  Effective as of today, ________________, _____, the
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undersigned ("Purchaser") hereby elects to purchase ______________ shares (the
"Shares") of the Common Stock of Genesis Microchip Incorporated (the "Company") under and pursuant to the 2000 Nonstatutory Stock Option Plan (the "Plan") and the Stock Option Agreement dated, _________, ___ (the "Option Agreement"). The purchase price for the Shares shall be $___, as required by the Option
Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to the Company the
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full purchase price for the Shares.

     3. Representations of Purchaser.  Purchaser acknowledges that Purchaser has
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received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. Rights as Shareholder. Until the issuance (as evidenced by the
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appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

     5. Tax Consultation. Purchaser understands that Purchaser may suffer
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adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
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     6. Entire Agreement; Governing Law.  The Plan and Option Agreement are
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incorporated herein by reference.  This Agreement, the Plan and the Option
Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                       Accepted by:

PURCHASER                           GENESIS MICROCHIP INCORPORATED


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Signature                           By


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Print Name                          Title

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                                    Date Received
Address:  ____________________
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